UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2010

Ener1, Inc.

__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Broadway, Suite 25C, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2010, Ener1, Inc. ("Ener1" or the "Company") entered into an employment agreement (the "Agreement") with Jeffrey Seidel, who is the current Chief Financial Officer of Ener1. The term of the Agreement is for three years which will be automatically renewed for one year periods unless notice is provided six months in advance of the expiration of the initial term or the then current renewal term. Under the Agreement, Mr. Seidel will be entitled to an annual base salary of $300,000, which shall be redetermined annually by the Company's Compensation Committee, plus all other employee benefits and incentive compensation plans offered by the Company. In addition, Mr. Seidel may from time to time be eligible to earn annual bonuses and may from time to time be granted equity based awards.

In the event Mr. Seidel is terminated by the Company without cause or Mr. Seidel resigns for good reason, and if Mr. Seidel executes and delivers a release to the Company, he will be entitled to severance equal to one-half times his base salary plus payment of continued benefits for 6 months and all stock options will be exercisable for 3 months after termination of employment. If within 3 months before and 12 months after a change in control event Mr. Seidel is terminated by the Company without cause or resigns for good reason, and if Mr. Seidel executes and delivers a release to the Company, he will be entitled to severance equal to one times his base salary plus payment of continued benefits for 12 months, and all stock options and restricted stock previously granted to him under the Company’s stock incentive plans will vest immediately and all stock options will be exercisable for 3 months after termination of employment. In the event Mr. Seidel’s employment terminates for any other reason, he is not entitled to any severance under the terms of the Agreement.

In connection with the Agreement, Mr. Seidel also agreed to several restrictive covenants including non-disparagement of the Company, non-competition with the Company, non-solicitation of the Company’s customers, confidentiality, and Company ownership of intellectual property.

The above description of the Agreement is not complete and is qualified in its entirety by the full text of the Agreement which is attached hereto, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1.1 Employment Agreement, dated October 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

October 15, 2010	By:	/s/ Charles Gassenheimer
Name: Charles Gassenheimer
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
1.1	Employment Agreement dated October 14, 2010